Pangaea Logistics Solutions Announces Quarterly Cash Dividend

NEWPORT, RI, November 7, 2019 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, today announced that its Board of Directors has declared a quarterly cash dividend of $0.035 per common share, to be paid on or about December 3, 2019 to all shareholders of record as of November 21, 2019.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Investor Relations Contacts
Sean Silva
Prosek Partners
646-818-9122
ssilva@prosek.com

Tom Rozycki
Prosek Partners
646-818-9208
trozycki@prosek.com

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